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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2007

MARCO COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50557	84-1620092
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1770 San Marco Road, Marco Island, FL	34145
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 389-5200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

Marco Community Bancorp, Inc. (the “Company”) reported significant insider buying in the Company’s recent offering of its Series B Preferred Stock (“Preferred Stock”). Directors of the Company and/or its subsidiaries purchased in excess of 40% of the 96 shares sold.

Specifically, Company Chairman and Chief Executive Officer Richard Storm, Jr. purchased 20 shares of Preferred Stock for an investment of $1,020,000; such shares are convertible into 120,000 shares of common stock. Company President Stephen A. McLaughlin purchased five shares for $255,000, which are convertible into 30,000 shares of common stock. Company director E. Terry Skone purchased four shares of Preferred Stock for an investment of $204,000; such shares are convertible into 24,000 shares of common stock. Company directors Joel M. Cox and Jamie B. Greusel, as well as subsidiary director Brooks C.B. Wood, each purchased two shares of Preferred Stock (convertible into 12,000 shares of common stock), for individual investments of $102,000. In addition, the following directors of the Company and/or its subsidiaries each purchased one share of Preferred Stock for $51,000, which will be convertible into 6,000 shares of common stock: John V. “Jack” Cofer, Robert A. Marks, John J. McGowan, and Anthony J. Iannotta. Finally, Melanie J. Hanson, a former Company director and current 5% shareholder also purchased four shares Preferred Stock in the offering.

Following the offering, the Company’s primary subsidiary, Marco Community Bank (the “Bank”), also announced changes to its management team. Bank President Howard B. Montgomery has resigned from that position and from the Bank’s Board of Directors. He will be replaced as President by current Bank Chief Executive Officer Richard Storm, Jr. Mr. Montgomery will remain a full time Bank employee and will continue to work closely with Mr. Storm on specific projects, such as classified assets.

In addition, Bank Chief Loan Officer David Gordley is being replaced by Paul Nidasio. Mr. Nidasio will serve as both the Bank’s Chief Loan Officer and Chief Credit Officer, pending regulatory clearance. Having over 35 years of banking experience with regulatory agencies, commercial banks and savings and loans, Mr. Nidasio has been active in Florida banking since 1983. Also joining the Bank as Executive Vice President for Special Initiatives and reporting directly to Chairman and Chief Executive Officer Richard Storm, Jr., is Anthony J. Iannotta, a current Bank director. Mr. Iannotta has spent the last 17 years as the owner of various Marco Island mortgage brokerages. Prior to relocating to Marco Island, Mr. Iannotta spent approximately ten years in the Citibank organization in New York. The Company and the Bank both expect Mr. Nidasio and Mr. Iannotta to make immediate and significant contributions to the Bank. Finally, Chairman and Chief Executive Officer Richard Storm, Jr. also stated that the Bank expects to announce additional staffing in its loan area within the next 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marco Community Bancorp, Inc.
(Registrant)

Date: December 11, 2007

/s/ Richard Storm, Jr.
Richard Storm, Jr.
Chairman of the Board of Directors and Chief Executive Officer